UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, with zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2007, Embarcadero Technologies, Inc. (the “Company”) issued a press release announcing that Stephen R. Wong, its Chairman, Chief Executive Officer and President, is retiring from the Company and resigning from the Board of Directors effective as of January 12, 2007. The Board of Directors of the Company has commenced a search to fill the permanent position of Chief Executive Officer.

The Company also announced that the Board of Directors has formed a Management Oversight Committee to assist the Company’s management team on business and operational matters until a new Chief Executive Officer is appointed. The members of the Management Oversight Committee are Timothy C.K. Chou and Samuel T. Spadafora.

A copy of the press release described above is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated January 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

Date: January 11, 2007	By:	/s/ Michael Shahbazian
Michael Shahbazian
Chief Financial Officer